SECURITY AGREEMENT

                               September 29, 2000

                                      From

                           GB PROPERTY FUNDING CORP.,
                       GREATE BAY HOTEL AND CASINO, INC.,
                                       AND
                                GB HOLDINGS, INC.

                                       to

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                   as Trustee

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                               TABLE OF CONTENTS

                                                                         PAGE(s)
                                                                         -------
SECTION 1
        Grant of Security......................................................2
SECTION 2
        Security for Obligations...............................................4
SECTION 3
        Grantors Remain Liable.................................................4
SECTION 4
        Delivery of Security Collateral and Account Collateral.................4
SECTION 5
        Maintaining the Pledged Accounts.......................................4
SECTION 6
        Investing of Amounts in the Pledged Accounts...........................5
SECTION 7
        Release of Amounts.....................................................5
SECTION 8
        Representations and Warranties.........................................5
SECTION 9
        Certain Covenants......................................................6
SECTION 10
        As to Equipment and Inventory..........................................7
SECTION 11
        Insurance..............................................................8
SECTION 12
        Place of Perfection; Records; Collection of Receivables................8
SECTION 13
        Voting Rights; Dividends; Etc..........................................9
SECTION 14
        As to the Assigned Agreements.........................................10
SECTION 15
        Payments Under the Assigned Agreements................................10
SECTION 16
        Trustee Appointed Attorney-in-Fact....................................10
SECTION 17
        Trustee May Perform...................................................11
SECTION 18
        The Trustee's Duties..................................................11
SECTION 19
        Remedies..............................................................11
SECTION 20
        Registration Rights...................................................12

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SECTION 21
        Expenses..............................................................13
SECTION 22
        Security Interest Absolute............................................13
SECTION 23
        Amendments; Waivers; Etc..............................................13
SECTION 24
        Addresses for Notices.................................................13
SECTION 25
        Continuing Security Interest; Assignments Under the Indenture.........13
SECTION 26
        Release and Termination...............................................14
SECTION 27
        Casino Control Act....................................................15
SECTION 28
        Regulatory Matters....................................................15
SECTION 29
        The Mortgages.........................................................16
SECTION 30
        Governing Law; Terms..................................................16

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Schedule I       -    Pledged Shares and Pledged Debt

Schedule II      -    Assigned Agreements

Schedule III     -    Locations of Equipment and Inventory

Schedule IV      -    Trade Names

                               SECURITY AGREEMENT

            SECURITY AGREEMENT dated September __, 2000 made by each of GB PROPERTY FUNDING CORP., a Delaware corporation having its principal office at c/o Sands Hotel and Casino (the "Company"), GREATE BAY HOTEL AND CASINO, INC., a New Jersey corporation ("GBHC") and GB HOLDINGS, INC., a Delaware corporation ("Holdings"), each with an office at Indiana Avenue & Brighton Park, Atlantic City, New Jersey 08401 to WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee") (in such capacity, together with any successor appointed pursuant to the Indenture, the "Trustee") for the Holders under an Indenture dated as of September 29, 2000 among the Company, as Issuer, the Trustee and each of GBHC and Holdings, as Guarantors (such Indenture, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Indenture"). Each of the Company, GBHC, and Holding and each Additional Collateral Grantor is hereinafter referred to, individually, as a "Grantor" and, collectively, the "Grantors". Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Indenture.

            PRELIMINARY STATEMENTS.

            (1) Each of the Company, the Trustee, GBHC and Holdings has entered into the Indenture pursuant to which the Company will issue, and GBHC and Holdings will each guarantee, on the date hereof up to $110,000,000 aggregate principal amount of 11% First Mortgage Notes Due 2005 (the "First Mortgage Notes"or the "Securities").

            (2) The First Mortgage Notes are being issued in replacement of those certain 10 7/8% First Mortgage Notes of the Company in the original principal amount of $185,000,000 due 2004 (the "Original First Mortgage Notes") that are being discharged and replaced by The First Mortgage Notes as a result of the Confirmation of the Fifth Amended Joint Plan (the "Reorganization") of Reorganization under Chapter 11 prepared by the Official Committee of Unsecured Creditors and High River, by the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") on August 11, 2000.

            (3) GBHC has also opened a special account (the "Collateral Account") with PNC Bank (the "Bank") at its offices at Edison, New Jersey, Account No. 8102693449, in the name of GBHC but under the sole dominion and control of the Trustee and subject to the terms of this Agreement. GBHC will deposit upon receipt thereof, Collateral Proceeds, if any, received by it from Asset Sales and Events of Loss in the Collateral Account, as provided in the Indenture. The Collateral Account is hereinafter referred to as the "Pledged Account".

            (4) Each Grantor is the owner of the shares of stock (the "Shares") described opposite such Grantor's name in Part I of Schedule I hereto and issued by the entity set forth therein.

            (5) It is a condition precedent to the execution of the Indenture by the Trustee that each of the Grantors shall have granted to the Trustee the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

            NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Trustee for its benefit and the ratable benefit of the Holders as follows:

            SECTION 1. Grant of Security. Each Grantor, hereby assigns and pledges to the Trustee, as secured party, for its benefit and the ratable benefit of the Holders, and hereby grants to the Trustee, as secured party, for its benefit and the ratable benefit of the Holders, a security interest in (and only in and to), the following, to the extent owned by such Grantor as of the date hereof (collectively, the "Collateral"):

            (a) all of such Grantor's right, title and interest owned as of the date hereof, in and to all equipment in all of its forms, wherever located, including, but not limited to, all plant furnishings, fixtures, gaming equipment, computers, electric data processing equipment, telecommunications equipment, office equipment, transportation equipment (including, without limitation, the "People Mover", as such term is defined in the Mortgage), other fixed assets, handling and delivery equipment, furniture, appliances, vehicles and books and records, parts (including spare parts) and accessories, whether installed thereon or affixed thereto (any and all of the foregoing being the "Equipment");

            (b) all of such Grantor's right, title and interest owned as of the date hereof, in and to inventory of such Grantor, including, but not limited to, all goods, merchandise, raw materials, work in process, finished goods, goods held for manufacture, processing, the providing of services or sale, use or consumption in the operation of such Grantor's business (including, without limitation, provisions in storerooms, refrigerators, kitchens, pantries, beverages in wine cellars or bars, fuel, supplies and similar items), goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and goods that are returned to or repossessed by such Grantor, and all accessions thereto and products thereof and documents therefor (any and all of the foregoing being the "Inventory");

            (c) all of such Grantor's right, title and interest owned as of the date hereof, in all accounts receivables, contract rights, chattel paper, general intangibles, intellectual property, goodwill, tradenames, copyrights, trademarks, permits, licenses, authorizations, plans and specifications, and all rights now existing in and to all security agreements, leases and other contracts securing or otherwise relating to the foregoing, (any and all of the foregoing, to the extent not referred to in clause (d), (e) or (f) below, being the "Receivables," and any and all such leases, security agreements, and other contracts being the "Related Contracts");

            (d) all of such Grantor's right, title and interest owned as of the date hereof, in all of the following (the "Security Collateral"):

                  (i) the Shares (such Shares, being, collectively, the "Pledged
            Shares"), the certificates representing the Pledged Shares, and all dividends paid in additional shares of stock of GBHC or the Company, from time to time received,


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

            receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

                  (ii) and any other indebtedness for borrowed money owed to
            Holdings, GBHC, the Company or any other Grantor by any obligor and the instruments evidencing the same other than: (x) Indebtedness between or among any of Holdings, GBHC and the Company and (y) Gaming Related Items (collectively, the "Pledged Debt");

            (e) all of such Grantor's right, title and interest owned as of the date hereof, in and to the agreements listed on Schedule II, to which such Grantor is now a party, in each case as such agreements may be amended or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of such Grantor under such Assigned Agreements to assert claims arising out of or for breach of or default under the Assigned Agreements and (ii) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "Agreement Collateral");

            (f) all of the following (collectively, the "Account Collateral"):

                  (i) the Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Account or any instrument thereof;

                  (ii) all notes, certificates of deposit, checks and other
            instruments from time to time hereafter delivered to or otherwise possessed by the Trustee or the Pledged Account for or on behalf of the relevant Grantor in substitution for or as an addition to any or all of the then existing Account Collateral; and

                  (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of any or all of the then existing Account Collateral; and

            (g) to the limited extent required under Section 1404 of the Indenture to be deposited in the Pledged Account as the result of an Asset Sale or Event of Loss: all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (f) of this Section 1) including proceeds in the form of payments under insurance (whether or not the Trustee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

            Anything in this Agreement, in the Indenture or any of the other Security Documents to the contrary, notwithstanding, the foregoing provisions of this Section 1 shall not apply to and the terms "Collateral", "Equipment", "Inventory", "Receivables" "Related Contracts", "Security Collateral" "Pledged Debt" "Assigned Agreements",

      "Agreement Collateral" and "Account Collateral" shall not include or deemed to include to any extent (any and all of the following, the "Excluded Property") (i) any CRDA Investments, (ii) any accounts receivable consisting solely of gaming debt; (iii) any other revenues, receivables or rights of payment arising out of the conduct of casino operations or other gaming activities (collectively, the "Gaming Related Items"); (iv) cash or cash equivalents other than those held in the Collateral Account; (v) any real property or interests therein (except, with respect to this clause (v), as specifically set forth in the Mortgage); or (vi) any assets or property or interest therein acquired after the date hereof.

            SECTION 2. Security for Obligations. This Agreement secures, in the case of the Company, all of the Company's payment obligations now or hereafter existing under or with respect to the Securities, the Indenture or any of the Security Documents and, in the case of GBHC and Holdings, all of its obligations with respect to their Guarantees, in each case whether for principal, interest (including, without limitation, interest after the filing of a petition initiating any proceeding referred to in Section 501(7) or (8) of the Indenture), premium, fees, expenses or otherwise (all such obligations being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Company, GBHC or Holdings to the Trustee or the Holders under or with respect to the Securities, the Indenture, the Guarantees or any of the Security Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor.

            SECTION 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements of such Grantor included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Trustee of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) neither the Trustee nor any Holder shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Trustee or any Holder be obligated to perform any of the obligations or duties of any person thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            SECTION 4. Delivery of Security Collateral and Account Collateral. All certificates or instruments representing or evidencing Security Collateral or Account Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

            SECTION 5. Maintaining the Pledged Account. Until such time as the Indenture shall have been satisfied or discharged in accordance with Sections 401 or 1302 thereof, BHC will maintain the Pledged Account with the Bank, or such other bank that is acceptable to the Trustee (the Bank, or any other such bank being the "Pledged Account Bank"). The Pledged Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.


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

            SECTION 6. Investing of Amounts in the Pledged Account. The Trustee will upon receipt of the written instructions of GBHC from time to time, subject to the provisions of Sections 7 and 20 hereof, instruct the Pledged Account Bank to (a) invest amounts on deposit in the Pledged Account in such Cash Equivalents (as such term is defined in the Indenture, except that, as used herein, such definition shall not be limited to the extent owned by Holdings or any of its Subsidiaries) in the name of the Trustee as GBHC may select and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold in each case in such Cash Equivalents in the name of the Trustee as to which all actions required by Section 9(e) shall have been taken as GBHC may select (the Cash Equivalents referred to in clauses (a) and (b) above being, collectively, the "Collateral Investments").

            SECTION 7. Interest. Interest and proceeds that are not invested or reinvested in Collateral Investments as provided in the immediately preceding Section shall be deposited and held in the Pledged Account.

            SECTION 8. Representations and Warranties. Each Grantor represents and warrants as follows:

            (a) All of the Equipment and Inventory are located at the places specified in Schedule III hereto. The chief place of business and chief executive office of such Grantor and the office where such Grantor keeps its records concerning the Receivables, and all originals of all chattel paper that evidence Receivables, are located at the address first specified above with respect to such Grantor. None of the Receivables is evidenced by a promissory note or other instrument.

            (b) Such Grantor is the legal and beneficial owner of the Collateral with respect to which it is granting a security interest pursuant to this Agreement free and clear of any Lien, except for the security interest created by this Agreement, Liens in favor of the Trustee and Liens permitted by the Indenture. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Trustee relating to this Agreement or any other Security Document. All of the Trade Names of such Grantor are listed on Schedule IV hereto.

            (c) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

            (d) The Shares constitute all of the issued and outstanding shares of the Company and GBHC. On the date hereof Holdings has no Subsidiaries with substantial operations or more than de minimis assets, other than GBHC, the Company, and Lieber Check Cashing, LLC, whose sole member is GBHC.

            (e) This Agreement, the pledge of the Security Collateral pursuant hereto and the pledge and assignment of the Agreement Collateral and the Account Collateral pursuant hereto create a valid and perfected first priority security interest in the Collateral, except as otherwise permitted or contemplated herein, or under the Indenture or the Security Documents. All filings and other actions necessary or desirable to perfect the security interest granted hereunder have been duly taken.

            (f) No consent of any other Person and no authorization, approval or other action by (except for such consents, authorizations, approvals or other actions as shall have been obtained and shall be in full force and effect on or before the date hereof), and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by such Grantor of the assignment and security interest granted hereby, or for the execution, delivery or performance of this Agreement by such Grantor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby, except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements have been duly filed, or (iii) for the exercise by the Trustee of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required by applicable law or in the Indenture, or in connection with the disposition of any portion of the Security Collateral by laws affecting (A) the offering and sale of securities generally and (B) the Gaming Laws.

            (g) The Inventory in which GBHC is granting a security interest pursuant to this Agreement has been produced by GBHC in compliance with all requirements of the Fair Labor Standards Act.

            SECTION 9. Certain Covenants. Until such time as the Indenture shall have been satisfied or discharged in accordance with Sections 401 or 1302 thereof, each Grantor will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with the Employment Retirement Income Security Act of 1974, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent
      (i) all taxes, assessments and governmental charges or levies imposed upon it or upon the Collateral and (ii) all lawful claims that, if unpaid, might by law become a Lien upon the Collateral in accordance with, and to the extent required under, Section 1005 of the Indenture.

            (c) Production of Inventory. Produce, and cause each of its Subsidiaries to produce, all Inventory, if any, in which such Grantor is granting a security interest in compliance with all requirements of the Fair Labor Standards Act.

            (d) Visitation Rights: Maintenance of Books and Records. Permit the Trustee or any agents or representatives thereof at any reasonable time and from time to time to examine and make copies of and abstracts from the records and books of account of, and


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

      visit the properties of, such Grantor and any of its subsidiaries, and to discuss the affairs, finances and accounts of such Grantor and any of its subsidiaries with any of their officers or directors and with their independent public accountants and, at its own cost and expense, keep reasonably satisfactory and reasonably complete records of the Collateral including, without limitation, all payment received or receivable with respect thereto and all other dealings with the Collateral.

            (e) Further Assurances. From time to time at the sole expense of such Grantor:

            (i) promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Trustee may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral; and

            (ii) furnish to the Trustee statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

            Each Grantor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

            SECTION 10. As to Equipment and Inventory. (a) Each Grantor shall keep the Equipment and Inventory with respect to which such Grantor is granting a security interest pursuant to this Agreement at the places therefor specified in Section 8(a) or, upon 30 days' prior written notice to the Trustee, at such other places in a jurisdiction where all action required by Section 9(e) shall have been taken with respect to such Equipment and Inventory.

            (b) Each Grantor shall cause the Equipment with respect to which such Grantor is granting a security interest pursuant to this Agreement to be maintained and preserved in the good condition, repair and working order. Each Grantor shall promptly furnish to Trustee a statement with respect to any material loss or material damage to any of such Equipment.

            (c) Each Grantor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory with respect to which such Grantor is granting a security interest pursuant to this Agreement; provided, however, that Holdings shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. In producing the Inventory with respect to which such Grantor is granting a security interest pursuant to this Agreement, such Grantor shall comply with all requirements of the Fair Labor Standards Act.

            SECTION 11. Insurance. (a) Each Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory with respect to which it is granting a security interest pursuant to this Agreement in such amounts, against such risks and in such form, as is usually carried by companies engaged in a business similar to the business conducted by such Grantor and in the case of GBHC, by companies engaged in business in Atlantic City, New Jersey similar to the business conducted by GBHC. Each policy for liability insurance shall, to the extent available on a commercially reasonable basis, provide for all losses to be paid on behalf of the Trustee, the Holders and such Grantor as their interests may appear, and each policy for property damage insurance shall provide that all losses (A) in excess of $1,000,000 or (B) which are paid or incurred while a Default under the Indenture is in existence and continuing, shall be paid directly to the Trustee. Each such policy shall in addition, to the extent available on a commercially reasonable basis, (i) name such Grantor and the Trustee as insured parties thereunder (without any representation or warranty by or obligation upon the Trustee) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Trustee notwithstanding any action, inaction or breach of representation or warranty by such Grantor (other than the failure to make required payments),
(iii) provide that there shall be no recourse against the Trustee for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Trustee by the insurer. Each Grantor shall, if so requested by the Trustee, deliver to the Trustee original or duplicate policies of such insurance and, as often as the Trustee may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor shall, at the request of the Trustee, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 9(e) and cause the insurers to acknowledge notice of such assignment.

            (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 11 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any Event of Loss involving Collateral Trustee shall make the proceeds of any insurance available to Grantor to permit compliance with the terms of the Indenture and the Security Documents and such Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory to the extent required by
Section 1006 of the Indenture.

            SECTION 12. Place of Perfection; Records; Collection of Receivables.
(a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral, and the original copies of documents included in the Collateral and all originals of all chattel paper that evidence Receivables, at the location therefor specified in Section 8(a) or, upon 30 days' prior written notice to the Trustee, at such other locations in a jurisdiction where all actions required by Section 9(e) shall have been taken with respect to the Collateral. Each Grantor will hold and preserve such records, documents and chattel paper and will permit representatives of the Trustee at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

            (b) Except as otherwise provided in this subsection (b), each Grantor shall continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables. In connection with such collections, such Grantor may take (and, at the Trustee's direction, shall take) such action as such Grantor or the Trustee may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Trustee shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Receivables of the assignment of such Receivables to the Trustee and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Trustee and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from the Trustee referred to in the proviso to the immediately preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables shall be received in trust for the benefit of the Trustee hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Trustee in the same form as so received (with any necessary indorsement) to be deposited at the option of the Trustee in the Collateral Account or another special pledged account maintained by the Trustee and, thereafter, applied in accordance with Section 19(b) hereof, other than amounts to be used to cure any such Event of Default or otherwise make any payment in respect of the Securities or make any payment or perform any obligation under the Indenture or other Security Documents (all of which, whether paid to the Grantor or the Trustee, shall be made available to the Grantor for such purposes) and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any obligor thereof, or allow any credit or discount thereon.

            SECTION 13. Voting Rights; Dividends; Etc.:

            (a) (i) Each Grantor shall continue to be and shall be entitled to be, the record owner of all of the Security Collateral and shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Security Collateral or any part thereof.

            (ii) Each Grantor shall be entitled to receive and retain any and all cash dividends and interest paid in respect of the Security Collateral. All certificates distributed in respect of any stock dividends shall be, and shall be forthwith delivered to the Trustee to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Trustee, be segregated from the other property of any Grantor and be forthwith delivered to the Trustee as Security Collateral in the same form as so received. Each Grantor shall, upon the request of the Trustee, promptly execute such documents and perform such acts as may be necessary or advisable to give effect to this paragraph (ii).

            (iii) The Trustee shall execute and deliver (or cause to be executed and delivered) to any Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

            (b) Upon the occurrence and during the continuance of an Event of
Default:

            (i) All rights of each Grantor to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to Section 13(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to receive and hold as Security Collateral such dividends and interest payments, in each case other than amounts to be used by a Grantor to cure any such Event of Default or otherwise make any payment in respect of the Securities or make any payment or perform any obligation under the Indenture or other Security Documents (all of which, whether paid to the Grantor or the Trustee, shall be made available to the Grantor for such purposes).

            (ii) All dividends and interest payments that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 13(b) shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of any Grantor and shall be forthwith paid over to the Trustee as Security Collateral in the same form as so received (with any necessary indorsement).

            SECTION 14. As to the Assigned Agreements. Each Grantor shall, at its own expense furnish to the Trustee promptly upon receipt thereof copies of all notices, and, upon the written request of the Trustee, copies of all requests and other documents received by such Grantor under or pursuant to the Assigned Agreements, and from time to time (A) furnish to the Trustee such information and reports regarding the Collateral as the Trustee may reasonably request and (B) upon request of the Trustee, make to each other party to any Assigned Agreement such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

            SECTION 15. Payments Under the Assigned Agreements. Upon the occurrence and during the continuation of an Event of Default, all payments due or to become due under or in connection with such Assigned Agreement shall be received in trust for the benefit of the Trustee hereunder, shall be segregated from other property and funds of any Grantor and shall be forthwith paid over to the Trustee in the same form as so received (with any necessary indorsement) to be deposited in the Collateral Account and, thereafter, applied by the Trustee in accordance with Section 19(b) hereof, in each case other than amounts to be used by the Grantors to cure any such Event of Default or otherwise make any payment in respect of the Securities or make any payment or perform any obligation under the Indenture or the other Security Documents (all of which, whether paid to the Grantor or the Trustee shall be made available to the Grantor for such purposes).

            SECTION 16. Trustee Appointed Attorney-in-Fact. Effective upon and during the continuance of an Event of Default, each Grantor hereby irrevocably appoints the Trustee as its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, to take any action and to execute any instrument that is necessary to accomplish the purposes of this Agreement.

            SECTION 17. Trustee May Perform. If any Grantor fails to perform any agreement contained herein, the Trustee may itself, but shall have no obligation to, perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by such Grantor under
Section 21.

            SECTION 18. The Trustee's Duties. The powers conferred on the Trustee hereunder are solely to protect its interest and the interests of Holders in the Collateral. Except for (i) duties specifically imposed under this Agreement, (ii) the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder and (ii) duties imposed under the Trust Indenture Act of 1939, as amended, and the Indenture, the Trustee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Security Collateral, whether or not the Trustee or any Holder has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

            SECTION 19. Remedies. If any Event of Default under the Indenture shall have occurred and be continuing:

            (a) The Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the Indenture or any other Security Document or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New Jersey at such time (the "N.J. Uniform Commercial Code") (whether or not the N.J. Uniform Commercial Code applies to the affected Collateral) and also may (i) require any Grantor to, and such Grantor hereby agrees that it will at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) Any cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral in accordance with this Agreement may, except as otherwise contemplated in this Agreement, in the discretion of the Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Trustee pursuant to Section 21) in whole or in part by the Trustee for the ratable benefit of the Holders against, all or any part of the Secured Obligations in the order specified by Section 506 of the Indenture. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Secured Obligations shall be paid over to Grantor of the security interest created hereby with respect to such Collateral or to whomsoever may be lawfully entitled to receive such surplus.

            (c) The Trustee may exercise any and all rights and remedies of any Grantor under or in connection with the Collateral.

            (d) All payments received by any Grantor in respect of the Collateral shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of any Grantor and, subject to the terms of this Agreement, shall be forthwith paid over to the Trustee in the same form as so received (with any necessary indorsement).

            (e) The Trustee may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the Collateral Account.

            SECTION 20. Registration Rights. If the Trustee shall determine to exercise its right to sell all or any of the Security Collateral pursuant to
Section 19, each Grantor agrees that, upon request of the Trustee, it will, at its own expense:

            (a) execute and deliver, and cause each issuer of the Security Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Trustee, advisable to register such Security Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto as necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

            (b) use its best efforts to qualify the Security Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Security Collateral, as requested by the Trustee;

            (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act;

            (d) provide the Trustee with such other information as may be necessary or advisable to enable the Trustee to effect the sale of such Security Collateral; and

            (e) do or cause to be done all such other acts and things as may be necessary to make such sale of the Security Collateral or any part thereof valid and binding and in compliance with applicable law.

The Trustee is authorized, in connection with any sale of the Security Collateral pursuant to Section 19, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to clause (a) above provided to it.

            Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Trustee or the Holders by reason of the failure by such Grantor to perform any of the covenants contained in this Section and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Trustee shall demand compliance with this Section; provided that such payments shall not exceed the amount of the Secured Obligations and shall be applied to reduce the Secured Obligations.

            SECTION 21. Expenses. Each Grantor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Trustee may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee or the Holders hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof, and all amounts so incurred by the Trustee shall be entitled to the benefits of the Indenture.

            SECTION 22. Actions. The obligations of each Grantor (other than the Company) under this Agreement are independent of the Company's obligations under the Securities, and a separate action or actions may be brought and prosecuted against any Grantor (other than the Company) to enforce this Agreement, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions..

            SECTION 23. Amendments; Waivers; Etc. Amendment or waivers of any provision of this Agreement shall be governed solely by the terms of the Indenture.

            SECTION 24. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and, mailed, telegraphed, telecopied, telexed, cabled or delivered to any Grantor or to the Trustee, as the case may be, in each case addressed to it at its address set forth in the Indenture or, as to any party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, respectively, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid.

            SECTION 25. Continuing Security Interest; Assignments Under the Indenture. This Agreement shall create a continuing security interest in the Collateral and, except as contemplated in the Indenture shall (a) remain in full force and effect until the date on which the

Secured Obligations shall have been paid in full or the Indenture shall have been satisfied and discharged in accordance with the terms thereof, (b) be binding upon each Grantor, its successors and assigns, (c) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Holder may assign or otherwise transfer all or any portion of its rights and obligations under the Securities held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise, in each case as provided in Section 305 of the Indenture.

            Each Grantor shall have the right to sell, transfer and convey (the "Sale") the Collateral in whole or in part the Collateral which is the subject of such Sale is hereinafter referred to as the "Conveyed Property") and in connection therewith to obtain from the Trustee a release of the Conveyed Property from the Lien of this Security Agreement provided that such Sale is made in accordance with the provisions of Section 1017 of the Indenture as if such Sale was an Asset Sale, as that term is defined in the Indenture regardless of whether such Sale was in fact an Asset Sale. In connection therewith, the Trustee shall execute, acknowledge and deliver to Grantor such documents as Grantor may reasonable require to effectuate such release.

            The parties hereto agree that: (i) all security interest and other rights in Collateral granted hereunder or under the Indenture or the other Security Documents shall be, and hereby are, subject and inferior to any Liens heretofore or hereafter created from time to time in connection with the incurrence of Working Capital Indebtedness; and (ii) notwithstanding anything to the contrary hereunder, in the Indenture or in the Security Documents, the Grantors and their Subsidiaries may incur Liens and Indebtedness (including, without limitation, Liens on Collateral) permitted by the Indenture. In connection with any of the foregoing, the Trustee will, at the request of a Grantor, enter into such intercreditor agreements, standstill agreements, subordination agreements and other documents as shall be appropriate under the circumstances for the benefit of the holder of such other Indebtedness or Liens.

            SECTION 26. Release and Termination. (a) On the date on which the Secured Obligations shall have been paid in full or the Indenture shall have been satisfied and discharged in accordance with the terms thereof, or as otherwise contemplated in the Indenture, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination, the Trustee, at the appropriate Grantor's request and expense, will return to such Grantor such of the Collateral in its possession as shall not have been sold, transferred or otherwise applied pursuant to the terms of the Securities, the Indenture or any Security Document, and will execute and deliver to such Grantor such documents prepared by such Grantor and delivered to the Trustee as such Grantor shall reasonably request to evidence such termination.

            (b) Upon satisfaction of the applicable conditions set forth in the Indenture, the Trustee will take the applicable action specified therein regarding the release of any Collateral.

            SECTION 27. Casino Control Act. Each of the provisions of this Agreement is subject to, and shall be enforced in compliance with, the provisions of the Casino Control Act, to the extent applicable, and the regulations promulgated thereunder, unless such provisions are in conflict with the TIA, in which case the TIA shall control.

            SECTION 28. Regulatory Matters. (a) Upon the occurrence and during the continuation of an Event of Default, each Grantor shall take, and shall cause each issuer of any of the Pledged Shares to take, all action that the Trustee may request in the exercise of its rights and remedies hereunder, which includes the right to require such Grantor or any issuer of any of the Pledged Shares to transfer or assign the Pledged Shares to any party or parties. In furtherance of this right, each Grantor shall, and shall cause each issuer of the Pledged Shares, (i) to cooperate fully with the Trustee in obtaining all approvals and consents from each governmental authority that the Trustee may deem necessary or advisable to accomplish any such transfer or assignment of any part of the Pledged Shares and (ii) to prepare, execute and file with any Governmental Authority any application, request for consent, certificate or instrument that the Trustee may deem necessary or advisable to accomplish any such transfer or assignment of any part of the Pledged Shares. If any Grantor fails to execute, or fails to cause each issuer or owner of the Pledged Shares to execute, such applications, requests for consent, certificates or instruments, the clerk of any court that has jurisdiction over the Security Documents may execute and file the same on behalf of such Grantor.

            (b) To enforce the provisions of this Section 28, upon the occurrence and during the continuation of an Event of Default, the Trustee is authorized to request the consent or approval of any Governmental Authority to a voluntary or an involuntary transfer of control of any issuer of any of the Pledged Shares. In connection with the exercise of its remedies under this Agreement, the Trustee may obtain the appointment of a trustee or receiver to assume, upon receipt of all necessary judicial or other Governmental Authority consents or approvals, control of any issuer of any of the Pledged Shares. Such trustee or receiver shall have all rights and powers provided to it by law or by court order or provided to the Trustee under this Agreement.

            (c) Notwithstanding anything to the contrary contained in this
Agreement:

                  (i) the Trustee will not take any action hereunder that would constitute or result in any transfer of control of any issuer of any of the Pledged Shares without obtaining all necessary approvals; provided that the Trustee and the Holders shall be entitled to rely on the advice of regulatory counsel selected by the Trustee to determine whether approvals of any Governmental Authority are required; and

                  (ii) the Trustee shall not foreclose on, sell, transfer or otherwise dispose of, or exercise any right to vote or consent with respect to, any of the Pledged Shares as provided herein or take any other action that would affect the operational, voting or other control of the issuer of any Pledged Shares, unless such action is taken in accordance with the applicable provisions of the Gaming Laws.

            (d) Each Grantor acknowledges that the approval of each appropriate Governmental Authority to the transfer of control of an issuer of Pledged Shares may be required, that the ownership thereof is integral to the Trustee's realization of the value of such Pledged Shares, that there is no adequate remedy at law for failure by such Grantor to comply with the provisions of this Section 28 and that such failure could not be adequately compensatable in damages and, therefore, each Grantor agrees that the provisions of this Section 28 may be specifically enforced.

            SECTION 29. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of real property and fixtures, and contracts and agreements relating to the lease of real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

            SECTION 30. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New Jersey. Unless otherwise defined herein or in the Indenture, terms used in Article 9 of the N.J. Uniform Commercial Code are used herein as therein defined.

            IN WITNESS WHEREOF, the Trustee and each Grantor have caused this Agreement to be duly executed and delivered by its officer "hereunto duly authorized as of the date first above written.


                                  GB PROPERTY FUNDING CORP.,
                                  a Delaware corporation

                                  By:_________________________________________
                                     Name: Timothy A. Ebling
                                     Title: Executive Vice-President


                                  GREATE BAY HOTEL AND CASINO, INC.,
                                  a New Jersey corporation

                                  By:_________________________________________
                                     Name: Timothy A. Ebling
                                     Title: Executive Vice-President


                                  GB HOLDINGS, INC., a Delaware corporation

                                  By:_________________________________________
                                     Name: Timothy A. Ebling
                                     Title: Executive Vice-President


                                  WELLS FARGO BANK MINNESOTA,
                                  NATIONAL ASSOCIATION, a national
                                  banking association, as Trustee

                                  By:_________________________________________
                                     Name:____________________________________
                                     Title:___________________________________

                                   SCHEDULE I

                         PLEDGED SHARES AND PLEDGED DEBT

                                                                                      Percentage
                                                               Stock                      of
                                   Class of                 Certificate    Number     Outstanding
Owner            Stock Issuer       Stock      Par Value      No(s).      of Shares     Shares*
-----            ------------      -------     ----------   ----------   ---------    -----------
GB Holdings,     GB Property        Common     $1.00/share       2           100         100%
Inc.             Funding Corp.

GB Holdings,     Greate Bay         Common       no par          4           100         100%
Inc.             Hotel and                        value
                 Casino, Inc.
                 ("GBHC")

*  As of September 29, 2000

                                   SCHEDULE II

                               ASSIGNED AGREEMENTS

1. That certain Software License Agreement dated as of June 27, 1998 between, among others, Greate Bay Hotel & Casino, Inc. and Advanced Casino Systems Corporation.

                                SCHEDULE III

                    LOCATIONS OF EQUIPMENT AND INVENTORY

             1.     Radio and Bay View Roads
                    Mistic Islands, Ocean County,
                    New Jersey 08087

             2.     Sands Hotel and Casino
                    Indiana Avenue and Brighton Park
                    Atlantic City, Atlantic County
                    New Jersey 08401

             (Note: includes the casino-hotel complex, and the parking garages)

             3.     136 South Kentucky Avenue
                    Atlantic City, Atlantic County
                    New Jersey 08401

             4.     30-42 North Texas Avenue
                    Atlantic City, Atlantic County
                    New Jersey 08401

                                   SCHEDULE IV

                                   TRADE NAMES

The Sands Hotel and Casino

Sands Casino Hotel